Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (No 333-272916) of our report dated April 28, 2025, relating to the consolidated financial statements of SAIHEAT Limited, appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Audit Alliance LLP

Singapore

April 28, 2025